UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 20, 2004

Commission File Number 001-31657

ARENA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                      73-1596109

(State or other jurisdiction of                                                           (I.R.S. Employer

Incorporation or organization)                                                          Identification No.)

4920 South Lewis Street, Suite 107

Tulsa, Oklahoma 74105

(Address of principal executive officers)

(918) 747-6060

(Issuer’s telephone number)

Item 2.01 – Completion of Acquisition or Disposition of Assets

On December 20, 2004, the Company consummated a transaction pursuant to which it acquired a 100% working interest, 75% net revenue interest, in the Fuhrman-Mascho Property mineral leases (“Fuhrman-Mascho”) located in Andrews County, Texas.  The Fuhrman-Mascho leases were acquired primarily from four entities; Paul D. Friemel & Assoc, Inc., Compostella Oil Company, Redco Oil & Gas Inc. and Terry N. Stevens, Inc., all unaffiliated companies.  The effective date of the acquisition is December 1, 2004 and the results of operations will be included in the results of operations of Arena from that date.

Fuhrman-Mascho consists of 84 leases with a total of 172 operating oil and gas wells. The Company purchased Fuhrman-Mascho for its current production and cash flow, as well as for the drilling and development opportunities from the property. The purchase price was $10,550,091, not including acquisition costs, and consisted of $9,500,000 of cash and 150,013 shares of Arena common stock valued at $7.00 per share. The acquisition was funded through the use of a credit facility and bridge financing, secured from the Company’s principal lender.

Item 9.01 – Financial Statements and Exhibits

Audited Pro Forma Financial Statements are not included in this filing.  It is anticipated that the required financial statements will be filed by amendment on or before January 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGISTRANT:  ARENA RESOURCES, INC.

Dated: December 27, 2004

By: _/s/  William R. Broaddrick

William R. Broaddrick

Vice President, Chief Financial Officer